[The text of this  Exhibit is a  composite  restatement  of all charter documents of the Registrant currently on file with the State Department of Assessments and Taxation of the State of Maryland (the "Filed Documents"). For clarity of presentation, each of the Seligman Henderson International Fund Class, the Seligman Henderson Emerging Markets Growth Fund Class, the Seligman Henderson Global Growth Opportunities Fund Class, the Seligman Henderson Global Smaller Companies Fund Class and the Seligman Henderson Global Technology Fund Class is referred to in this restatement as a "Series" although in the Filed Documents each is referred to as a "Class".]

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                   SELIGMAN HENDERSON GLOBAL FUND SERIES, INC.

                  FIRST: I, the subscriber, Linda A. Mahon, whose post office address is 130 Liberty Street, New York, New York 10006, being more than 18 years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, form a corporation.

                  SECOND: NAME. The name of the corporation (which is hereinafter called the "Corporation") is

                   SELIGMAN HENDERSON GLOBAL FUND SERIES, INC.

                  THIRD: PURPOSES AND POWERS. The purposes for which the Corporation is formed and the business or objects to be carried on or promoted by it are to engage in the business of an investment company, and in connection therewith, to hold part or all of its funds in cash, to acquire by purchase, subscription, contract, exchange or otherwise, and to own, hold for investment, resale or otherwise, sell, assign, negotiate, exchange, transfer or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of stocks, bonds, debentures, notes, evidences of interest, evidences of indebtedness, warrants, certificates of deposit, bankers' acceptances, repurchase agreements, options on securities and other securities, commodity futures contracts and options thereon, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created (hereinafter sometimes called "Securities"), and to make payment therefor by any lawful means; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such Securities, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such Securities; to acquire or become interested in any such Securities as aforesaid, irrespective of whether or not such Securities be fully paid or subject to further payments, and to make payments thereon as called for or in advance of calls or otherwise;

                  And, in general, to do any or all such other things in connection with the objects and purposes of the Corporation hereinbefore set forth, as are, in the opinion of the Board of Directors of the Corporation, necessary, incidental, relative or conducive to the attainment of such objects and purposes; and to do such acts and things; and to exercise any and all such powers to the same extent authorized or permitted to a Corporation under any laws that may be now or hereafter applicable or available to the Corporation.

                  In addition, the Corporation may issue, sell, acquire through purchase, exchange, or otherwise hold, dispose of, resell, transfer, reissue or cancel shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation.

                  The foregoing matters shall each be construed as purposes, objects and powers, and none of such matters shall be in any wise limited by reference to, or inference from, any other of such matters or any other Article of these Articles of Incorporation, but shall be regarded as independent purposes, objects and powers and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

                  Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law.

                  FOURTH: PRINCIPAL OFFICE. The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation is The Corporation Trust Incorporated, the post office address of which is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Corporation of the State of Maryland.

                  FIFTH: CAPITAL STOCK. A. The total number of shares of all classes of stock which the Corporation has authority to issue is
2,000,000,000 shares of common stock ("Shares") of the par value of $.001 each having an aggregate par value of $2,000,000.00. The Shares shall initially constitute five series known as:

          "Seligman Henderson International Fund Class", consisting of
                              400,000,000 shares;

     "Seligman Henderson Emerging Markets Growth Fund Class", consisting of
                              400,000,000 shares;

   "Seligman Henderson Global Growth Opportunities Fund Class", consisting of
                              400,000,000 shares;

     "Seligman Henderson Global Smaller Companies Fund Class", consisting of
                            400,000,000 shares; and

        "Seligman Henderson Global Technology Fund Class", consisting of
                               400,000,000 shares

(such five series, together with any further series of Shares from time to time created by the Board of Directors, being herein referred to as "Series"). The Board of Directors of the Corporation shall have the power and authority to further classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued Shares. Upon the creation of any further series, the Board of Directors shall, for purposes of identification, also have the power and authority to designate a name for the existing series that includes issued Shares of Common Stock.

                  B. A description of the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all Series of Shares is as follows, unless otherwise set forth in Articles Supplementary filed with the Maryland State Department of Assessments and Taxation describing any further Series from time to time created by the Board of Directors:

                  (i) ASSETS BELONGING TO SERIES. All consideration received by the Corporation for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Board of Directors shall allocate such General Items to and among any one or more of the Series created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Series for all purposes.

                  (ii) LIABILITIES BELONGING TO SERIES. The assets belonging to each particular Series shall be charged with the liabilities of the Corporation in respect of that Series and with all expenses, costs, charges and reserves attributable to that Series, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Items (as hereinafter defined) allocated to that Series as provided in the following sentence, so charged to that Series are herein referred to as "liabilities belonging to" that Series. In the event there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Board of Directors shall allocate and charge such General Items to and among any one or more of the Series created from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Items so allocated and charged to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Series for all purposes.

                  (iii) DIVIDENDS. Dividends and distributions on Shares of a particular Series may be paid to the holders of Shares of that Series at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, after providing for actual and accrued liabilities belonging to that Series, as the Board of Directors may determine.

                  (iv) LIQUIDATION. In event of the liquidation or dissolution of the Corporation, the stockholders of each Series that has been created shall be entitled to receive, as a Series, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Corporation.

                  (v) VOTING. On each matter submitted to vote of the stockholders, each holder of a Share shall be entitled to one vote for each such Share standing in his name on the books of the Corporation irrespective of the Series thereof and all Shares of all Series shall vote as a single class ("Single Series Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act of 1940 or would be required under the Maryland General Corporation Law, such requirements as to a separate vote by that Series shall apply in lieu of Single Series Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Series, then, subject to (c) below, the Shares of all other Series shall vote as a single class; and (c) as to any matter which does not affect the interest of a particular Series, only the holders of Shares of the one or more affected Series shall be entitled to vote.

                  (vi) EQUALITY. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions permissible under these Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash or Shares of the same Series or that may otherwise exist with respect to dividends and distributions on Shares of the same Series.

                  C. No holder of shares shall be entitled as such, as a matter of right, to purchase or subscribe for any part of any new or additional issue of shares or securities of the Corporation.

                  All shares now or hereafter authorized, and of any Series, shall be "subject to redemption" and "redeemable", in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption or repurchase price for shares of that Series, determined in the manner set out in these Articles of Incorporation or in any amendment thereto. In the absence of any contrary specification as to the purpose for which Shares are repurchased by it, all Shares so repurchased shall be deemed to be "acquired for retirement" in the sense contemplated by the laws of the State of Maryland. Shares retired by repurchase or retired by redemption shall thereafter have the status of authorized but unissued Shares of the Corporation.

                  All persons who shall acquire Shares shall acquire the same subject to the provisions of these Articles of Incorporation.

                  D. The terms of each Series as further set by the Board of Directors are as follows:

                  (1) The common stock of each Series shall have three sub-classes of shares, which shall be designated Class A Common Stock Class B Common Stock and Class D Common Stock. The number of authorized shares of Class A Common Stock, of Class B Common Stock and of Class D Common Stock of each Series shall each consist of the sum of x and y where: x equals the issued and outstanding shares of such sub-class; and y equals one-third of the authorized but unissued shares of Common Stock of all sub-classes of that particular class; PROVIDED that at all times the aggregate authorized, issued and outstanding shares of Class A, Class B and Class D Common Stock of a particular Series shall not exceed the authorized number of shares of Common Stock of that Series (i.e., 500,000,000 shares of common stock for each Series, except the Seligman Henderson International Fund Class which consists of 400,000,000 shares of common stock and the Seligman Henderson Emerging Markets Growth Fund Class which consists of 100,000,000 shares of common stock, until changed by further action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Law or a successor provision); and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each sub-class shall be rounded down to the nearest whole number of shares of such sub-class. Any sub-class of common stock of a Series shall be referred to herein individually as a "Class" and collectively, together with any further sub-class or sub-classes from time to time established, as the "Classes."

                  (2) All Classes shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

                           (a) Class A Shares may be  subject to such  front-end
                  sales loads as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended (the "Investment Company Act") and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                           (b) Class B shares may be subject to such  contingent
                  deferred sales charges as may be established from time by time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD. Subject to subsection (e) below, each Class B share shall convert automatically into Class A shares on the last business day of the month that precedes the eighth anniversary of the date of issuance of such class B shares; such conversion shall be effected on the bases of the relative net asset values of Class B shares and Class A shares as determined by the Corporation on the date of conversion.

                           (c) Class D shares may be subject to such  contingent
                  deferred sales charge as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.

                           (d) Expenses  related  solely to a  particular  Class
                  (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ between the Classes) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors)in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

                           (e) At such  time as shall  be  permitted  under  the
                  Investment Company Act, any applicable rules and regulations thereunder and the provisions of any exemptive order applicable to the Corporation, and as may be determined by the Board of Directors and disclosed in the then current prospectus for a Series, shares of a particular Class of a Series may be automatically converted into shares of another Class of a Series; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend any conversion rights if such opinion is no longer available.

                           (f) As to any matter with respect to which a separate
                   vote of any Class of a Series is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (c) above), such requirement as to a separate vote by that Class of a Series shall apply, and, if permitted by the Investment Company Act or any rules, regulations or orders thereunder and the Maryland General Corporation Law, the Classes shall vote together as a single Class on any such matter that shall have the same effect on each such Class. As to any matter that does not affect the interest of a particular Class, only the holders of shares of the affected Class shall be entitled to vote.

                   SIXTH: DIRECTORS. The initial number of directors of the Corporation shall be two, and the names of those who shall act as such until the first annual meeting and until their successors are elected and qualified are as follows: William C. Morris and Ronald T. Schroeder. The number of directors may be changed from time to time in such lawful manner as the By-Laws of the Corporation shall provide. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

                  SEVENTH: PROVISIONS FOR DEFINING, LIMITING AND REGULATING THE POWERS OF THE CORPORATION, DIRECTORS AND STOCKHOLDERS.

                  A. BOARD OF DIRECTORS. The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby empowered:

                  1. To authorize the issuance and sale, from time to time, of Shares of any Series whether for cash at not less than the par value thereof or for such other consideration as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of Maryland; provided, however, the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the sale of shares of any Series (including treasury Shares) shall not be less than the net asset value

        (determined as provided in Article NINTH hereof)per Share of that Series outstanding at the time (determined by the Board of Directors) as of which the computation of such net asset value shall be made.

                  2. To authorize the execution and performance by the Corporation of an agreement or agreements, which may be exclusive contracts, with Seligman Financial Services, Inc., a Delaware corporation, or any other person, as distributor, providing for the distribution of Shares of any Series.

                  3. To specify, in instances in which it may be desirable, that Shares of any Series repurchased by the Corporation are not acquired for retirement and to specify the purposes for which such Shares are repurchased.

                  4.  To  authorize  the  execution  and   performance   by  the
         Corporation of an agreement or agreements with J. & W. Seligman & Co. Incorporated, a Delaware corporation, or any successor to the corporation ("Seligman") providing for the investment and other operations of the Corporation.

                  The Corporation may in its By-Laws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

                  B. QUORUM; ADJOURNMENT; MAJORITY VOTE. The presence in person or by proxy of the holders of one-third of the Shares of all Series issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the shareholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of Shares of any Series are entitled to a separate vote as a Series (a "Separate Series") or where the holders of Shares of two or more (but not all) Series are required to vote as a single Series (a "Combined Series"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Series or Combined Series, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Series, a Separate Series or a Combined Series, as the case may be, shall not be present or represented at any meeting of the shareholders, the holders of a majority of the Shares of all Series, such Separate Series or such Combined Series, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Series or of the affected Series, as the case may be, which may be required by the laws of the State of Maryland, the Investment Company Act of 1940 or any other applicable law, these Articles of Incorporation, for action upon any given matter shall not prevent action of such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of a greater proportion than a majority of the Shares of all Series or of the Shares of a particular Series, as the case may be, entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the Shares of all Series or of such Series, as the case may be, outstanding and entitled to vote thereon.

                  EIGHTH:  REDEMPTIONS AND REPURCHASES.

                  A. The Corporation shall under some circumstances redeem, and may under other circumstances redeem or repurchase, Shares as follows:

                  1. OBLIGATION OF THE CORPORATION TO REDEEM SHARES. Each holder of Shares of any Series shall be entitled at his option to require the Corporation to redeem all or any part of the Shares of that Series owned by such holder, upon written or telegraphic request to the Corporation or its designated agent, accompanied by surrender of the certificate or certificates for such shares, or such other evidence of ownership as shall be specified by the Board of Directors, for the proportionate interest per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the net asset value per Share of that Series determined as provided in Article NINTH hereof less the amount of any applicable contingent deferred sales load payable on such redemption), subject to and in accordance with the provisions of paragraph B of this Article.

                  2. RIGHT OF THE CORPORATION TO REDEEM SHARES. In addition the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any Series, for the proportionate interest per Share in the assets of the Corporation belonging to that Series, or the cash equivalent thereof (being the net asset value per Share of that Series determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of paragraph B of this Article, upon the sending of written notice thereof to each stockholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable.

                  3. RIGHT OF THE CORPORATION TO REPURCHASE SHARES. In addition the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase Shares of any Series, either directly or through an agent, subject to and in accordance with the provisions of paragraph B of this Article. The price to be paid by the Corporation upon any such repurchase shall be determined, in the discretion of the Board of Directors, in accordance with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities and Exchange Act of 1934.

                  B. The following provisions shall be applicable with respect to redemptions and repurchases of Shares of any Series pursuant to paragraph A hereof:

                  1. The time as of which the net asset value per Share of a particular Series applicable to any redemption pursuant to subparagraph A(1) or A(2) of this Article shall be computed shall be such time as may be determined by or pursuant to the direction of the Board of Directors (which time may differ from Class to Class).

                  2. Certificates for Shares of any Series to be redeemed or repurchased shall be surrendered in proper form for transfer, together with such proof of the authenticity of signatures as may be required by resolution of the Board of Directors.

                  3. Payment of the redemption or repurchase price by the Corporation or its designated agent shall be made in cash within seven days after the time used for determination of the redemption or repurchase price, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates for the Shares of the particular Series so redeemed or repurchased, or of such other evidence of ownership as shall be specified by the Board of Directors; except that any payment may be made in whole or in part in securities or other assets of the Corporation belonging to that Series if, in the event of the closing of the New York Stock Exchange or the happening of any event at any time prior to actual payment which makes the liquidation of Securities in orderly fashion impractical or impossible, the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of that Series. In making any such payment in whole or in part in Securities or other assets of the Corporation belonging to that Series, the Corporation shall, as nearly as may be practicable, deliver Securities or other assets of a gross value (determined in the manner provided in Article NINTH hereof) representing the same proportionate interest in the Securities and other assets of the Corporation belonging to that Series as is represented by the Shares of that Class so to be paid for. Delivery of the Securities included in any such payment shall be made as promptly as any necessary transfers on the books of the several corporations whose Securities are to be delivered may be made.

                  4. The right of the holder of Shares of any Series redeemed or repurchased by the Corporation as provided in this Article to receive dividends thereon and all other rights of such holder with respect to such Shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such Shares has been determined (except the right of such holder to receive (a) the redemption or repurchase price of such Shares from the Corporation or its designated agent, in cash and/or in securities or other assets of the Corporation belonging to that Class, and (b) any dividend to which such holder had previously become entitled as the record holder of such Shares on the record date for such dividend, and, with respect to Shares otherwise entitled to vote, except the right of such holder to vote at a meeting of stockholders such Shares owned of record by him on the record date for such meeting).

                  NINTH: DETERMINATION OF NET ASSET VALUE. For the purposes referred to in Articles SEVENTH and EIGHTH hereof the net asset value per Share of any Series shall be determined by or pursuant to the direction of the Board of Directors in accordance with the following provisions:

                  A. Such net asset value per Share of a particular Series on any day shall be computed as follows:

                  The net asset value per Share of that Series shall be the quotient obtained by dividing the "net value of the assets" of the Corporation belonging to that Series by the total number of Shares of that Class at the time deemed to be outstanding (including Shares sold whether paid for and issued or not, and excluding Shares redeemed or repurchased on the basis of previously determined values, whether paid for, received and held in treasury, or not).

                  The "net value of the assets" of the Corporation belonging to a particular Series shall be the "gross value" of the assets belonging to that Series after deducting the amount of all expenses incurred and accrued and unpaid belonging to that Series, such reserves belonging to that Class as may be set up to cover taxes and any other liabilities, and such other deductions belonging to that Series as in the opinion of the officers of the Corporation are in accordance with accepted accounting practice.

                  The "gross value" of the assets belonging to a particular Series shall be the amount of all cash and receivables and the market value of all Securities and other assets held by the Corporation and belonging to that Series at the time as of which the determination is made. Securities held shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

                  B. The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable and are consistent with the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder.

                  TENTH: DETERMINATION BINDING. Any determination made by or pursuant to the direction of the Board of Directors in good faith, and so far as accounting matters are involved in accordance with accepted accounting practice, as to the amount of the assets, obligations or liabilities of the Corporation belonging to any Series, as to the amount of the net income of the Corporation belonging to any Series for any period or amounts that are any time legally available for the payment of dividends of shares of any Series, as to the amount of any reserves or charges set up with respect to any Series and the propriety thereof, as to the time of or purpose for creating any reserves or charges with respect to any Series, as to the use, alteration or cancellation of any reserves or charges with respect to any Series (whether or not any obligation or liability for which such reserves or charges shall have been created or shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Corporation and belonging to any Series, as to the market value of any security or fair value of any other asset owned by the Corporation and belonging to any Series, as to the number of Shares of any Series outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating Securities in orderly fashion, as to the extent to which it is practicable to deliver the proportionate interest in the Securities and other assets of the Corporation belonging to any Series represented by any Shares belonging to any Series redeemed or repurchased in payment for any such Shares, as to the method of payment for any such Shares redeemed or repurchased, or as to any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Securities or Shares of the Corporation shall be final and conclusive and shall be binding upon the Corporation and all holders of Shares of all Series past, present and future, and Shares of all Series are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) bind any person to waive compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940 or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  ELEVENTH: LIABILITIES OF DIRECTOR OR OFFICER. A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director or Officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended).

                  No amendment, modification or repeal of this Article ELEVENTH shall adversely affect any right or protection of a Director or Officer that exists at the time of such amendment, modification or repeal.

                  TWELFTH: INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended) any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director, Officer or employee. To the fullest extent permitted by law (including the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended), expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of this Article TWELFTH shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article TWELFTH, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, Officer or employee of the Corporation which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                   THIRTEENTH: AMENDMENTS. The Corporation reserves the right to take any lawful action and to make any amendment of these Articles of Incorporation, including the right to make any amendment which changes the terms of any Shares of any Series now or hereafter authorized by classification, reclassification, or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation or belonging to any Series as an entirety, or substantially as an entirety, with or without its good will and franchise, if a majority of all the Shares of all Series or of the affected Series, as the case may be, at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment, or consent thereto in writing, and reserves the right to make any amendment of these Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law.

                  I acknowledge this document to be my act, and state under penalties of perjury that with respect to all matters and facts therein, to the best of my knowledge, information and belief such matters and facts are true in all material respects.



DATE: November 21, 1991            BY: /s/ LINDA A. MAHON
      ----------------------           ------------------------






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